EXHIBIT 5.1

                           OPINION REGARDING LEGALITY

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                     DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
--------------------------------------------------------------------------------
Daniel W. Carr                                              Fay M. Matsukage**
John J. Coates                                              Felicity Rossi
Kevin M. Coates                                             Adam P. Stapen
H. Alan Dill                                                Jon Stonbraker
Robert A. Dill                                              Craig A. Stoner
Thomas M. Dunn                                              Patrick D. Tooley
John A. Hutchings                                                 --------
Stephen M. Lee                                              Leslie Block Kaye*
                                                             of counsel
                                                            * Also licensed in
                                                              Arizona and New
                                                              York
                                                            **Also licensed in
                                                              Nevada







                                        October 17, 2001



AutoTradeCenter.com Inc.
15170 North Hayden Road, Suite 5
Scottsdale, Arizona 85260

Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

We have also examined Amendment No. 6 to the Registration Statement of your company on Form S-1 which is to be transmitted for filing with the Securities and Exchange Commis sion (the "Commission") on October 18, 2001, covering the registration under the Securities Act of 1933, as amended, of the following:

(a) 2,555,484 shares of Common Stock to be issued upon conversion of outstanding shares of Series C Preferred Stock;

(b) 15,052,536 shares of Common Stock to be issued upon conversion of outstanding shares of Series D Preferred Stock having a maximum aggregate offering price of $3,182,400;

(c) 6,406,826 shares of Common Stock to be sold by selling security holders; and

(d) up to 410,000 shares of Common Stock to be issued upon exercise of stock options and warrants;

including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:





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455 Sherman Street, Suite 300 / Denver, Colorado 80203 / Fax (303) 777-3823
                                 (303) 777-3737

                           E-mail: dillndill@aol.com


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AutoTradeCenter.com Inc.
October 17, 2001
Page 2

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be issued upon the exercise of the stock options and warrants are validly authorized and when the stock options and warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

4. The shares of Common Stock of the Company to be issued upon conversion of the Series C and D Preferred Stock of the Company are validly authorized and when such shares of Series C and D Preferred Stock are converted in accordance with their respective terms, the shares of Common Stock so issuable upon conversion will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

5. The shares of Common Stock of the Company to be sold by certain selling security holders have been validly authorized and issued as fully paid and nonassessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                        Very truly yours,



                                        /s/ DILL DILL CARR STONBRAKER &
                                             HUTCHINGS, P.C.

                                        DILL DILL CARR STONBRAKER
                                         & HUTCHINGS, P.C.